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REDACTED

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

BLOOD SCREENING

HCV PROBE LICENSE AGREEMENT

between

CHIRON CORPORATION

F. HOFFMANN-LA ROCHE LTD.

and

ROCHE MOLECULAR SYSTEMS, INC.

BLOOD SCREENING HCV PROBE LICENSE AGREEMENT
TABLE OF CONTENTS

Page
RECITALS	3
ARTICLE 1: DEFINITIONS	3
ARTICLE 2: LICENSE AND OPTION GRANTS	7
ARTICLE 3: PAYMENTS, ROYALTIES	9
ARTICLE 4: RECORDS AND REPORTS	9
ARTICLE 5: OTHER ACTIONS	11
ARTICLE 6: REPRESENTATIONS AND WARRANTIES	12
ARTICLE 7: TERM AND TERMINATION	13
ARTICLE 8: CONFIDENTIALITY	14
ARTICLE 9: INDEMNITY	15
ARTICLE 10: ALTERNATIVE DISPUTE RESOLUTION	16
ARTICLE 11: MISCELLANEOUS	17
ARTICLE 12: FIELD RESTRICTIONS AND OTHER COVENANTS	19
ARTICLE 13: INFRINGEMENT BY THIRD PARTIES	20
ARTICLE 14: EUROPEAN COMMUNITY PROVISIONS	22
EXHIBIT A: COMPENSATION TO CHIRON
EXHIBIT B: CHIRON PATENT LIST
EXHIBIT C: ROCHE PATENT LIST
EXHIBIT D: CHIRON LICENSED PRODUCTS
EXHIBIT E: FORM OF REPORT
EXHIBIT F: EXISTING LICENSES
EXHIBIT G: REGIONS

BLOOD SCREENING HCV PROBE LICENSE AGREEMENT

    This agreement (hereinafter "Agreement") is made by and between CHIRON CORPORATION, a Delaware corporation, of 4560 Horton Street, Emeryville, California 94608 (hereinafter referred to as "CHIRON"), F. HOFFMANN-LA ROCHE LTD., a Swiss corporation, of Grenzacherstrasse 124, Basel, Switzerland (hereinafter referred to as "ROCHE PARENT"), and ROCHE MOLECULAR SYSTEMS, INC., a Delaware corporation, of 1145 Atlantic Avenue, Suite 100, Alameda, California 94501 (hereinafter referred to as "RMS" and collectively with ROCHE PARENT, "ROCHE").

BACKGROUND

    WHEREAS, CHIRON and ROCHE currently own or control certain patent rights relating to the hepatitis C virus ("HCV"), as defined below.

    WHEREAS, CHIRON and ROCHE entered into that certain Settlement Agreement dated as of October 10, 2000 (the "Settlement Agreement") pertaining to the settlement of the certain litigation matters described therein.

    WHEREAS, in consideration of and subject to the execution and delivery of the Settlement Agreement, CHIRON granted licenses to ROCHE under certain patent rights relating to HCV for use in assays for the detection of nucleic acid sequences for use in Blood Screening, subject to certain geographic and time limitations, under that certain Blood Screening HCV/HIV Probe License Agreement dated as of October 10, 2000 (the "Interim Agreement").

    WHEREAS, CHIRON and ROCHE now desire to enter into a long term, worldwide collaboration in Blood Screening, superceding the terms and conditions of the Interim Agreement, all on the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the above provisions and the mutual covenants contained herein, CHIRON and ROCHE hereby agree as follows:

ARTICLE 1
DEFINITIONS

    In this Agreement the following words and phrases shall have the following meanings:

    1.1 "ADR" means Alternative Dispute Resolution in accordance with Article 10.

    1.2 "Affiliate" means an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, a specified entity. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any entity, means: (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that entity, whether through the ownership of voting securities or by contract or otherwise; or (b) the ownership of at least fifty percent (50%) of the voting securities of that entity. Notwithstanding anything to the contrary contained herein, "Affiliate" shall not include, in the case of CHIRON, Novartis AG or any Affiliate of Novartis AG, unless Novartis shall have acquired direct control of a majority of the Board of Directors of CHIRON. Notwithstanding anything to the contrary contained herein, "Affiliate" shall not include, in the case of ROCHE, Genentech Inc. or any Affiliate of Genentech Inc., nor Laboratory Corporation of America Holdings or any Affiliate of Laboratory Corporation of America Holdings.

    1.3 "Authorized Distributor" means a bona fide, unaffiliated distributor, but excluding any entity which is a Major IVD Manufacturer (as defined below) that is not licensed in the Field (as defined below) under one or more of the CHIRON Licensed Patents (as defined below) or is affiliated with, or directly or indirectly controlled by, such a Major IVD Manufacturer, except to the extent that such unlicensed Major IVD Manufacturer or its Affiliates distributes CHIRON Licensed Products for

ROCHE or its Affiliates on a local country basis and in the same manner in which it distributes other diagnostic products for ROCHE or its Affiliates and ROCHE and its Affiliates are not otherwise selling CHIRON Licensed Products in such country.

    1.4 "Blood Screening" means the commercial use of products that detect nucleic acid sequences(s) for: (a) the screening of blood, plasma or blood components intended for transfusion; and (b) confirmatory or supplemental testing of the same samples otherwise screened for purposes described in Section 1.4(a).

    1.5 "Calendar Quarter" means the three (3) month period beginning January 1, April 1, July 1 or October 1.

    1.6 "Calendar Year" means January 1 through December 31.

    1.7 "CHIRON Future HCV Sequence Patent Rights" means any and all Valid Claims Directed to HCV of United States and foreign patents and patent applications: (a) which are based upon inventions conceived or rights acquired [**] (as defined below); (b) are not CHIRON Licensed Patents (as defined below); (c) which claim HCV nucleic acid sequence(s) or a method to use (other than in the manufacture of peptides) or detect such sequences specifically; (d) which are owned by, licensed to or otherwise controlled by CHIRON or its Affiliates, with rights to license or sublicense; and (e) with respect to which CHIRON has the right to grant the option provided for in Section 2.4 of this Agreement. For purposes of this Agreement, an invention will be deemed to have been conceived if there is a patent, patent application, written invention disclosure statement or other tangible document (whether or not witnessed) describing such invention.

    1.8 "CHIRON Licensed Patents" means Valid Claims Directed to HCV which cover the manufacture, use, sale, offer for sale or importation of Products that are contained within any of the following: (a) the patents and applications identified in Exhibit B and any continuation, continuation-in-part and divisional applications therefrom; (b) any reissued or reexamined patents obtained from such patents and applications; (c) all foreign counterparts of such patents and applications; and (d) all future patents and applications which are based on inventions conceived by CHIRON or its Affiliates on or before the Effective Date.

    1.9 "CHIRON Licensed Products" means Products which are manufactured, used, offered for sale, imported or sold under circumstances which would, in the absence of the license granted under Section 2.1 constitute an infringement of a Valid Claim of the CHIRON Licensed Patents, including without limitation the Products identified in Exhibit D, as modified from time to time by mutual agreement of the parties or as determined in accordance with Section 5.2.

    1.10 "CHIRON Non-HCV/HIV Analyte Patent Rights" means any and all Valid Claims of U.S. and foreign patents and patent applications: (a) which claim any nucleic acid sequence(s) or transmissible disease-causing agent(s), other than HCV or HIV; (b) which is a blood borne, infectious disease or virus to the extent such Valid Claims cover the detection of any nucleic acid sequence(s) or transmissible disease-causing agent(s) of such infectious disease or virus; (c) which are owned by, licensed to or otherwise controlled by CHIRON or its Affiliates, with right to license or sublicense; and (d) with respect to which CHIRON has the right to grant the option provided for in Section 2.4 of this Agreement.

    1.11 "CHIRON Optioned Rights" means the CHIRON Future HCV Sequence Patent Rights and the CHIRON Non-HCV/HIV Analyte Patent Rights.

    1.12 "Directed to HCV" means that the claim or technology in question is directed to methods, compositions, reagents or kits specifically for use in nucleic acid-based diagnostic assays for the detection of HCV nucleic acid sequence(s), or specifically for use in the manufacture of any compositions or reagents for use in, or manufacture of nucleic acid-based diagnostic assays for detection of HCV nucleic acid sequence(s) (excluding, for example, PCR claims and technology and other methods for detection of nucleic acid sequence(s) generally which involve nucleic acid amplification). The terminology "specifically for use" as used in this Section 1.12, is intended to exclude inventions suitable for use with viruses or analytes other than HCV (including by way of example and not by way of limitation, inventions relating to PCR, or assay formats, improved expression systems, detectable labels, instrumentation, packaging and the like), which shall not be considered "specifically for use" in HCV detection as contemplated by this Section 1.12 and shall therefore not be considered as "Directed to HCV" hereunder.

    1.13 "Earned Royalty" and "Earned Royalty Amount" shall have the meanings specified in Paragraph 1 of Exhibit A.

    1.14 "Effective Date" means [**].

    1.15 "End User" means a person or entity who is a final purchaser of a Product, and whose use of a Product results in the Product's consumption, operation, destruction or loss of activity.

    1.16 "Existing End Users" means as of May 1, 2001, those End Users for which ROCHE has been selling and continues to sell a commercially significant volume of the Products required by such End Users for Blood Screening use; provided however, that "Existing End Users" shall not include any End User located in [**] or the [**].

    1.17 "Field" means Blood Screening and Plasma Fractionation.

    1.18 "Foundational Patents" means the CHIRON Licensed Patents identified in Exhibit B which are stated therein to be Foundational Patents.

    1.19 "HCV" means any viral isolate of the hepatitis C virus described in the CHIRON Licensed Patents or classified as HCV by the International Committee on the Taxonomy of Viruses (or any body that replaces such Committee) or any subtype of such isolate and further includes any isolate that is at least forty percent (40%) homologous to any such isolate and of the same genomic type and substantially the same genomic organization, any isolate that has a genome that either hybridizes to or is substantially identical to any such isolate or its compliment, and any defective or modified form of any of the above isolates.

    1.20 "HCV Diagnostics Agreement" means that certain HCV Probe License Agreement between CHIRON and ROCHE, dated as of October 10, 2000, as amended from time to time.

    1.21 "Infringing Third Party Sales" means (a) as to Blood Screening, sales by a Major IVD Manufacturer of Products for use in Blood Screening, and (b) as to Plasma Fractionation, sales or use by any third party for use in Plasma Fractionation, which in either case: (i) infringe one or more of the CHIRON Licensed Patents, or (b) as to which a license under one or more of the CHIRON Licensed Patents has been granted, but as to which the licensee is not paying royalties thereunder.

    1.22 "Interim Agreement" means the Blood Screening HCV/HIV Probe License Agreement by and between CHIRON and ROCHE dated as of October 10, 2000, as amended from time to time.

    1.23 "In Vitro Diagnostics" means the commercial use of products that detect nucleic acid sequence(s) of HCV in individual human specimens, including the use of such products for diagnosis, prognosis, monitoring or classification purposes, including without limitation use for Transplantation but specifically excluding use for Blood Screening and Plasma Fractionation.

    1.24 "Licensed/Optioned Patents" means the CHIRON Licensed Patents and the ROCHE Optioned Patents.

    1.25 "Major IVD Manufacturer" means a commercial entity (and its Affiliates) that manufactures, sells and engages in other commercial activities with respect to In Vitro Diagnostic products and has a significant marketing presence in one or more Regions. Major IVD Manufacturers include Abbott, Bayer, Johnson & Johnson, Pasteur, Sanofi, Dade Behring, Organon Teknika, Becton Dickinson, bioMerieux, BioRad, Fujirebio, Beckman Coulter, Visible Genetics, Innogenetics, and PE Corporation and each of their successors and assigns and any other entity which commands in the future at least an equivalent presence as measured by total product sales as do any of the foregoing entities as of the Effective Date in such Region.

    1.26 "PCR" means polymerase chain reaction technology.

    1.27 "Plasma Fractionation" means the commercial use of products that detect HCV nucleic acid sequence(s) for the screening of plasma or blood components intended for use in blood products (e.g., without limitation, immunoglobulins).

    1.28 "Product(s)" means reagents, compositions or kits suitable for use in the Field.

    1.29 "Region" means one of the four (4) regions set forth on Exhibit G, as modified from time to time in accordance with Paragraph 1(e) of Exhibit A.

    1.30 "Release Screening" means, as to Plasma Fractionation only, the quality control testing of plasma samples that have previously been screened for the presence of HCV using (a) a CHIRON Licensed Product for which at least the applicable Earned Royalty Amount has been paid, (b) any other Product for the detection of HCV licensed by CHIRON for sale or use in Plasma Fractionation or (c) a Product sold or used by CHIRON for the detection of HCV.

    1.31 "ROCHE Future HCV Sequence Patent Rights" means any and all Valid Claims Directed to HCV of United States and foreign patents and patent applications: (a) which are based on inventions conceived or rights acquired [**]; (b) are not ROCHE Optioned Patents (as defined below); (c) which claim HCV nucleic acid sequence(s) or a method to use (other than in the manufacture of peptides) or detect such sequences specifically; (d) which are owned by, licensed to or otherwise controlled by ROCHE or its Affiliate, with rights to license or sublicense; and (e) with respect to which ROCHE has the right to grant the option provided for in Section 2.5 of this Agreement. For purposes of this Agreement, an invention will be deemed to have been conceived if there is a patent, patent application, written invention disclosure statement or other tangible document (whether or not witnessed) describing such invention.

    1.32 "ROCHE Non-HCV/HIV Analyte Patent Rights" means any and all Valid Claims of U.S. and foreign patents and patent applications: (a) which claim any nucleic acid sequence(s) or transmissible disease-causing agent(s), other than HCV or HIV; (b) which is a blood borne, infectious disease or virus to the extent such Valid Claims cover the detection of any nucleic acid sequence(s) or transmissible disease-causing agent(s) of such infectious disease or virus; (c) which are owned by, licensed to or otherwise controlled by ROCHE or its Affiliates, with right to license or sublicense; and (d) with respect to which ROCHE has the right to grant the option provided for in Section 2.5 of this Agreement.

    1.33 "ROCHE Optioned Patents" means: (a) the patents and applications identified in Exhibit C and any continuation, continuation-in-part and divisional applications therefrom; (b) any reissued or reexamined patents obtained from such patents and applications; (c) all foreign counterparts of such patents and applications; and (d) all future patents and applications which are based on inventions conceived by ROCHE or its Affiliates on or before the Effective Date, to the extent the items described in clauses (a) through (d) of this Section 1.33 contain a Valid Claim Directed to HCV which covers the manufacture, use, sale, offer for sale or importation of a product in the Field or in Transplantation.

    1.34 "ROCHE Optioned Product" means a Product which is manufactured, used, offered for sale, imported or sold under circumstances which would, in the absence of the license for which an option is granted under Section 2.3, constitute an infringement of a Valid Claim of the ROCHE Optioned Patents.

    1.35 "ROCHE Optioned Rights" means the ROCHE Future HCV Sequence Patent Rights and the ROCHE Non-HCV/HIV Analyte Patent Rights.

    1.36 "Transplantation" means the commercial use of products that detect nucleic acid sequences for the screening of any biological materials intended for transfusion or transplantation, in each case from any donor, including autologous donors, other than the transfusion or transplantation of blood or its derivatives, components or replacements.

    1.37 "Units" means the number of individual donations of blood, plasma or other blood components that are tested for Blood Screening by End Users through the use of a CHIRON Licensed Product. In the event that ROCHE or its Affiliates perform assays for commercial purposes utilizing CHIRON Licensed Product, Units shall include the number of individual donations of blood, plasma or other blood components that are so tested by ROCHE or its Affiliates. Notwithstanding the foregoing, Units shall not include those CHIRON Licensed Products used by or for End Users at no charge by ROCHE for (A) reasonable quantities of quality control or evaluation testing or (B) replacement of defective goods.

    1.38 "Valid Claim" means a claim in any issued, active, unexpired patent which has not been withdrawn, cancelled, lapsed or disclaimed, or held unpatentable, invalid or permanently unenforceable by a non-appealed or nonappealable final decision by a court or other appropriate body of competent jurisdiction. The scope of a Valid Claim shall be limited to its terms as defined by any such court or decision-making body of competent jurisdiction in a nonappealable or non-appealed final decision.

ARTICLE 2
LICENSE AND OPTION GRANTS

    2.1 CHIRON Grants. Subject to the terms and conditions of this Agreement, CHIRON hereby grants to ROCHE and its Affiliates, so long as they remain Affiliates of ROCHE, a worldwide, nonexclusive license, without the right to sublicense except to have made or to conduct research, under the CHIRON Licensed Patents to research, develop, make, have made, import, use, offer for sale and sell CHIRON Licensed Products for use in the Field. CHIRON covenants not to sue any End User of a CHIRON Licensed Product (with respect to which ROCHE has performed all of its material obligations under this Agreement) to the extent of activities in the Field or otherwise permitted under this Agreement. Conversely no immunity from suit shall apply to End User activities in In Vitro Diagnostics, except as provided in the HCV Diagnostics Agreement, or otherwise outside of the Field. Subject to Paragraph 4 of Exhibit A, CHIRON retains the nonexclusive right to practice and to grant licenses under the CHIRON Licensed Patents to make, have made, use, import, offer for sale and sell any Products in the Field and all rights outside of the Field.

    2.2 Exclusion from CHIRON License. ROCHE acknowledges that neither ROCHE nor its Affiliates are licensed under this Agreement to perform research or to develop any product other than a CHIRON Licensed Product.

    2.3 ROCHE Optioned Patents. Subject to the terms and conditions of this Agreement, ROCHE hereby grants to CHIRON and its Affiliates, so long as they remain Affiliates of CHIRON, an option to enter into a worldwide, non-exclusive, [**] license, with no right to sublicense except to have made or to conduct research, under ROCHE Optioned Patents to research, develop, make, have made, import, use, offer for sale and sell ROCHE Optioned Products for use in the Field and in Transplantation.

    2.4 CHIRON Optioned Rights. CHIRON grants to ROCHE a nonexclusive option to obtain one or more nonexclusive, worldwide licenses, or sublicenses, as the case may be, with a right to sublicense to

ROCHE Affiliates only, under the CHIRON Optioned Rights, to make, have made, use, import, offer for sale and sell CHIRON Licensed Products and/or products in the Field and in Transplantation (including as to CHIRON Non-HCV/HIV Analyte Patent Rights products for the detection of other transmissible disease-causing agents). [**]

    2.5 ROCHE Optioned Rights. ROCHE grants to CHIRON a nonexclusive option to obtain one or more nonexclusive, worldwide licenses, or sublicenses, as the case may be, with a right to sublicense to CHIRON Affiliates only, under the ROCHE Optioned Rights, to make, have made, use, import, offer for sale and sell products in the Field and in Transplantation (including as to ROCHE Non-HCV/HIV Analyte Patent Rights products for the detection of other transmissible disease-causing agents). [**]

    2.6 Option Terms. As to any Valid Claim(s) included within CHIRON Optioned Rights or ROCHE Optioned Rights, the options set forth in Sections 2.4 and 2.5 may be exercised at any time [**] during the life of such patent(s), by written notice from the option grantee to the option grantor identifying the patent(s) under which the grantee wishes to obtain a license; [**] The terms of such license agreement will be subject to the following:

      (a) [**];

      (b) [**];

      (c) [**];

      (d) The licensee will be able to terminate the license agreement at any time by giving the licensor prior written notice;

      (e) The licensee will not have any right of enforcement, and will not receive from the licensor any warranty of validity or noninfringement; provided, however, the licensor shall disclose to the licensee prior to entering into such license, any knowledge it has of any pending or written threatened claim that is material to any challenge of validity or enforceability, except to the extent that such disclosure is subject to an obligation of confidentiality, protective order or legal privilege; and

      (f)  [**].

    2.7 Need for Option. CHIRON may, at any time hereunder, provide written notification to ROCHE that certain products being sold or used by ROCHE are believed by CHIRON to be covered by one or more Valid Claims of a patent included within CHIRON Optioned Rights not licensed to ROCHE. In the event ROCHE does not, [**] of receipt of such notification, exercise the relevant option provided for under Section 2.4 to obtain a license under such CHIRON Optioned Right, then CHIRON and ROCHE shall promptly thereafter confer in good faith to discuss their respective positions concerning whether such products being sold or used by ROCHE are covered by a Valid Claim of the patent in question. [**] within ninety (90) days following the above-mentioned notification, [**].

    2.8 Option Exercise. [**]

    2.9 Effect on Option by Termination. Termination of this Agreement pursuant to Article 7 shall terminate the provisions of Sections 2.3 to 2.9; provided, however, that if at the time of such termination or, if prior notification is required under Section 7.3, then if immediately prior to the effective date of termination set forth in such notification: (a) a license agreement arising out of the options granted under Section 2.3, 2.4 or 2.5 is in effect, such license shall survive such termination under Article 7 and shall remain in effect in accordance with its terms; or (b) a party has properly exercised an option pursuant to Section 2.3, 2.4 or 2.5 and is proceeding in good faith to negotiate a license agreement thereunder, the parties shall complete such negotiations in good faith.

    2.10 Third Party Patents. Each party shall use reasonable commercial efforts to acquire the right to grant the options provided in Sections 2.4 and 2.5 when it acquires rights under patents of third parties.

ARTICLE 3
PAYMENTS, ROYALTIES

    With respect to all Units, ROCHE shall make payments to CHIRON as set forth in Exhibit A.

ARTICLE 4
RECORDS AND REPORTS

    4.1 Units Data. ROCHE shall use commercially reasonable efforts to collect Units data for each Calendar Quarter from End Users in such detail and accuracy so as to enable a determination of the amounts payable by ROCHE to CHIRON hereunder. In the event an End User fails to timely report its Units data for a Calendar Quarter to ROCHE, ROCHE shall include in the report for such Calendar Quarter required under Section 4.2 a reasonable estimate of the number of such Units, subject to a "true up" correction in the subsequent Calendar Quarter. [**]

    4.2 Earned Royalty Report. ROCHE shall, within ninety (90) days after the last day of each Calendar Quarter commencing on or after [**], deliver to CHIRON a true and accurate report for the prior Calendar Quarter, substantially in the form attached as Exhibit E to this Agreement, which shall state the amount of monies due hereunder, if any, as Earned Royalties, and shall include all information reasonably necessary to calculate such amount, including, but not limited to, the following information, presented by Region and by Product and Field Category (as defined in Paragraph 1 of Exhibit A):

      (a) the number of Units and the applicable Earned Royalty Amounts, together with any "true-up" adjustments to (i) Units from prior Calendar Quarters (e.g., late reporting End Users) or (ii) the estimate of Earned Royalties paid pursuant to Section 4.3; and

      (b) a statement of the basis for any deviation from the Earned Royalty rates and Earned Royalty Amounts as expressed in Paragraphs 1, 2 and 5 of Exhibit A.

  Upon written request by CHIRON, ROCHE will annotate and redeliver to CHIRON any Earned Royalty Report four (4) or more Calendar Quarters old to include Units and Earned Royalty Amounts on a country-by-country basis. Notwithstanding the above, ROCHE shall deliver to CHIRON the Earned Royalty Report for the Calendar Quarter ending [**] not later than [**].

    4.3 Payment Dates. Not later than seventy-five (75) days after the last day of each Calendar Quarter commencing on or after [**], ROCHE shall pay to CHIRON a good faith estimate of the Earned Royalty for such Calendar Quarter due under this Agreement. Such good faith estimate shall be based on the most recent Units data available to ROCHE, together with such reasonable growth and seasonality assumptions utilized by ROCHE for external planning purposes. If no Earned Royalties are due, ROCHE shall so report, stating the reasons why no such royalty is due. Not later than the date each Earned Royalty Report required under Section 4.2 is due, ROCHE shall "true-up" its estimated Earned Royalty payment based on the number of Units set forth in the Earned Royalty Report for such Calendar Quarter and, if it is determined that the estimate of Earned Royalties paid was less than the amount actually due for such Calendar Quarter, pay the underpaid amount, plus interest at the rate described in Section 4.9. If it is determined that the estimate of Earned Royalties paid was more than the amount actually due for such Calendar Quarter, such overpaid amount shall be credited against Earned Royalties payable on Units in the subsequent Calendar Quarter, plus interest at the rate described in Section 4.9.

    4.4 Payment Procedures. ROCHE shall pay royalties and all other payments due hereunder to CHIRON in immediately available funds on the due date by wire transfer to:

    Bank of America-San Francisco
    San Francisco, California
    Account Name: Chiron Corporation
    Account Number: [**]
    ABA #: [**]
    Reference: ROCHE Blood Screening HCV Probe License Agreement

or at such place and in such other manner as CHIRON may designate in a notice signed by CHIRON's Treasurer or Controller to ROCHE.

    4.5 Taxes on Royalties. ROCHE shall deduct from amounts payable hereunder all taxes assessed or imposed against, or required to be withheld from, royalty payments due and shall pay such amount to the appropriate fiscal or tax authorities on behalf of CHIRON. ROCHE shall forward promptly to CHIRON all tax receipts received by ROCHE evidencing payment of such taxes.

    4.6 Audit Rights.

      (a) End Users. ROCHE shall use commercially reasonable efforts to include sufficient audit rights in all agreements with End Users of CHIRON Licensed Products to enable ROCHE to confirm the validity of such End Users' periodic Units data. Upon thirty (30) days written notice by CHIRON, not more frequently than once per Calendar Year and either in conjunction with an audit permitted under Section 4.6(c) or not within the same Calendar Year as such an audit, CHIRON may have such End User agreements examined during reasonable business hours by a mutually acceptable independent certified public accountant selected by CHIRON and at CHIRON's expense, whose acceptance shall not unreasonably be withheld by ROCHE, for the purpose of verifying the existence of such audit rights; provided that such independent accountant agrees to provide CHIRON only the information necessary to verify the existence of such audit rights without the disclosure of any End User identity; and provided further, that ROCHE may propose an alternative methodology of confirming to CHIRON the validity of such End Users' periodic Units data, subject to CHIRON's prior written consent, which may not be unreasonably withheld.

      (b) Existing End Users. Within thirty (30) days of the Effective Date or as soon as possible thereafter, CHIRON shall have all End User agreements examined during reasonable business hours by a mutually acceptable independent certified public accountant selected by CHIRON and at CHIRON's expense, whose acceptance shall not unreasonably be withheld by ROCHE, for the purpose of preparing and verifying a schedule of Existing End Users sufficient to determine the basis upon which Earned Royalties shall be calculated in accordance with Exhibit A for each of the Calendar Quarters in the Calendar Year ending December 31, 2001; provided that such independent accountant agrees to provide CHIRON only the information necessary to verify the calculation of such Earned Royalties without the disclosure of any End User identity or contractual terms.

      (c) Earned Royalties. ROCHE shall keep reasonably detailed and accurate records and books of account, including without limitation retaining all End User Units data and End User audit materials, to enable a determination of the amounts payable by ROCHE and its Affiliates to CHIRON hereunder. Upon thirty (30) days written notice by CHIRON, not more frequently than once per Calendar Year and either in conjunction with an audit permitted under Section 4.6(a) or not within the same Calendar Year as such an audit, CHIRON may have such records and books of account examined during reasonable business hours by a mutually acceptable independent certified public accountant selected by CHIRON and at CHIRON's expense, whose acceptance shall not unreasonably be withheld by ROCHE, for the purpose of verifying the amounts due hereunder; provided that such independent accountant agrees to provide CHIRON only the information necessary to verify the calculation of amounts due hereunder. A copy of any final written report provided by the independent accountant to CHIRON shall be given concurrently to ROCHE. Such examination shall not be permitted unless it is requested within three (3) years following the end of the Calendar Year to which the books and records pertain. Where such examination results in a finding that ROCHE underpaid CHIRON by the greater of [**], ROCHE shall reimburse CHIRON for its reasonable costs and expenses in conducting such examination. ROCHE and CHIRON shall promptly rectify any overpayments or underpayments by repaying such amounts together with interest thereon at an annual rate equal to the lesser of: (a) [**] as published in the Wall Street Journal, or (b) the maximum rates permitted by applicable law, from the time such payment was originally due to the time it is paid.

    4.7 Confidentiality of Audit. CHIRON agrees that all audited information shall be confidential to ROCHE and its Affiliates, and that any person or entity conducting an audit on behalf of CHIRON pursuant to Section 4.6 shall be required to protect the confidentiality of such information.

    4.8 Payment in United States Currency. All payments shall be made in United States Dollars and shall be made on the dates set forth herein.

    4.9 Late Payment Fee. Any payment, including, without limitation, royalty payments, made by ROCHE hereunder after the date such payment is due, as set forth in this Article 4 hereof, shall bear interest at the lesser of: (a) [**] as published in the Wall Street Journal as of the date such payment was due, or (b) the maximum rate permitted by applicable law.

ARTICLE 5
OTHER ACTIONS

    5.1 Patent Validity; Enforceability. Immediately upon the Effective Date, or as soon as possible thereafter, ROCHE shall discontinue any opposition, challenge, compulsory license application or the like with respect to the CHIRON Licensed Patents.

    5.2. Compulsory Licensing. ROCHE covenants and agrees on behalf of itself and its Affiliates to not support any third party in seeking compulsory licensing of the CHIRON Licensed Patents in any jurisdiction. As used in this Section, "support" shall have the same meanings as in Section 7.2(b).

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

    6.1 Corporate Authority. Each party represents and warrants to the other party that it has the necessary corporate authority to enter into this Agreement.

    6.2 Right to Grant. Each party represents and warrants that they have the right to grant the licenses and options granted in Article 2 hereof and that they are the sole owner of their respective Licensed/Optioned Patents, subject to licenses existing as of the Effective Date. CHIRON represents and warrants to ROCHE that, to the best of its knowledge, neither CHIRON nor any of its Affiliates have transferred to [**] or any if its Affiliates (a) before December 1, 1998, title to any patent or patent application Directed to HCV in the Field existing on that date; or (b) on or after that date, title to any patent, patent application or invention Directed to HCV in the Field.

    6.3 Current Licenses. CHIRON represents and warrants that: (a) as of the Effective Date the entities set forth in Exhibit F are the only parties to which it has granted any licensed rights or other grants or immunities to one or more of the CHIRON Licensed Patents in the Field; and (b) Exhibit F contains a complete and accurate description of the effective scope, field and territory of such grant as of the Effective Date. CHIRON also represents and warrants that [**] except as disclosed in Exhibit F.

    6.4 Complete Patent List. CHIRON represents and warrants to ROCHE that, to the best of its knowledge and belief, Exhibit B contains a complete list, as of the Effective Date, of all patents and patent applications owned by, licensed to (with a right to sublicense), or otherwise controlled by CHIRON or its Affiliates containing claims Directed to HCV in the Field. To the extent that any other patent or patent application owned by, licensed to (with a right to sublicense) or otherwise controlled by CHIRON or its Affiliates and filed on or before the Effective Date contains a claim Directed to HCV in the Field, such patent or patent application shall be automatically added to the CHIRON Licensed Patents. Upon ROCHE's written request, not more frequently than annually, CHIRON shall provide ROCHE with an updated Exhibit B and a report of the prosecution status of applications within CHIRON Licensed Patents. ROCHE represents and warrants to CHIRON that, to the best of its knowledge and belief, Exhibit C contains a complete list, as of the Effective Date, of all patents and patent applications owned by, licensed to (with a right to sublicense), or otherwise controlled by ROCHE or its Affiliates containing claims Directed to HCV in the Field. To the extent that any other patent or patent application owned by, licensed to (with a right to sublicense) or otherwise controlled by ROCHE or its Affiliates and filed on or before the Effective Date contains a claim Directed to HCV in the Field, such patent or patent application shall be automatically added to the ROCHE Optioned Patents. Upon CHIRON's written request, not more frequently than annually, ROCHE shall provide CHIRON with an updated Exhibit C and a report of the prosecution status of applications within ROCHE Optioned Patents.

    6.5 Exclusions. Nothing contained in this Agreement shall be construed as:

      (a) A representation or warranty by any party hereto as to the validity of any patent rights which are the subject of this Agreement;

      (b) A representation or warranty that anything made, used, imported, offered for sale, sold or otherwise disposed of under any of the patent rights which are the subject of this Agreement is or will be free from infringement of patents of third parties or of patents of either party that are not Directed to HCV;

      (c) An obligation to bring or prosecute actions or suits against third parties for infringement of any patent rights which are the subject of this Agreement;

      (d) A grant of any right to bring or prosecute actions or suits against third parties for infringement of any patent rights which are the subject of this Agreement; or

      (e) A grant, by implication, estoppel or otherwise, of any license, option, covenant or right other than those which are expressly stated herein, including without limitation (i) any license under any patent or patent application (or claim thereof) not within the Licensed/Optioned Patents, or (ii) any covenant by CHIRON or ROCHE not to sue under any such patent or patent application (or claim thereof).

    6.6 Further ROCHE Assurance. ROCHE acknowledges that the inclusion of ROCHE Affiliates within the license and option grants pursuant to Sections 2.1 and 2.4 is intended to enable ROCHE to utilize the manufacturing and sales capabilities of its Affiliates in connection with the manufacture and sale of CHIRON Licensed Products in a manner substantially similar to the involvement of such Affiliates in the manufacture and sale of ROCHE's products generally. ROCHE shall not, directly or indirectly, take any action having or intended to have the effect of sublicensing ROCHE's rights under any of the CHIRON Licensed Patents, other than to a bona fide Affiliate, including, without limitation, by creating Affiliates specifically in connection with CHIRON Licensed Products, or through other third party arrangements such as joint ventures, collaborations, or distribution arrangements with distributors. ROCHE and its Affiliates are licensed hereunder to sell and distribute CHIRON Licensed Products only under the label, name and trademark rights owned by, licensed to or otherwise controlled by ROCHE or its Affiliates, and only through the sales force of ROCHE or its Affiliates, or through Authorized Distributors. ROCHE and its Affiliates are not licensed to perform OEM manufacturing of CHIRON Licensed Products for a third party other than an Authorized Distributor; to supply CHIRON Licensed Products for resale to any third party other than an Authorized Distributor; to permit any Authorized Distributor or other third party to sell any CHIRON Licensed Products under another third party label, name or trademark or to permit any Authorized Distributor or other third party to sell any CHIRON Licensed Products under the Authorized Distributor's or any third party's own label, name or trademark for use on an instrument bearing the label name or trademark of a party other than ROCHE or its Affiliates; provided, however, that nothing in this Section 6.6 shall be construed to limit the rights of ROCHE or its Affiliates to engage in activities with such third parties, to the extent such third parties have obtained rights under the CHIRON Licensed Patents permitting such activities.

    6.7 Limitation of Warranty. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NO PARTY MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 7
TERM AND TERMINATION

    7.1 Term. This Agreement shall be in effect from the Effective Date until the last to expire of the CHIRON Licensed Patents issued under the authority of the Patent and Trademark Office of the United States (the "Term"), unless earlier terminated pursuant to Sections 7.2 or 7.3 below.

    7.2 Voluntary Termination. ROCHE may voluntarily terminate all, but not less than all, licenses granted to ROCHE and its Affiliates under this Agreement on a country-by-country basis, on not less than six (6) months prior written notice to CHIRON.

    7.3 Termination by CHIRON. CHIRON may terminate this Agreement only upon any of the following grounds:

      (a) ROCHE's or its Affiliate's material breach of this Agreement, including, without limitation, a breach resulting from ROCHE's or its Affiliate's failure to pay any sums due hereunder, where such breach shall not have been remedied within thirty (30) days of the receipt of a written notification from CHIRON identifying the breach and requiring its remedy;

  whereupon termination under this Section 7.3(a) shall be effective upon the expiration of such thirty (30) day cure period, subject to Section 7.6; or

      (b) [**].

    7.4 Enforcement After Termination. Upon valid termination of this Agreement under Section 7.2 or 7.3, ROCHE and its Affiliates shall have no further rights under CHIRON Licensed Patents and CHIRON shall not be limited to its remedies under this Agreement, to the extent of such termination.

    7.5 Accrued Rights. Termination of this Agreement for whatever reason shall not affect any rights which have accrued prior to termination, including without limitation royalty obligations occurring during the Term, calculated in accordance with Article 3 and Exhibit A.

    7.6 ROCHE Challenge to Section 7.3(a) Termination. In the event ROCHE provides written notification to CHIRON prior to expiration of the thirty (30) day notice/cure period referenced in Section 7.3(a) that ROCHE disputes whether the grounds for termination under Section 7.3(a) are present, such dispute shall be submitted to ADR pursuant to Article 10. The thirty (30) day notice/cure period shall be suspended during the pendancy of such ADR, provided that during the pendancy of the ADR, ROCHE shall continue to make any disputed payments to CHIRON, on the condition that CHIRON shall repay ROCHE the amounts of such disputed payments if ROCHE prevails in the ADR, plus interest at the rate described in Section 4.9. Notwithstanding anything in this Section 7.6 to the contrary, ROCHE may submit a dispute concerning a method by which amounts payable by ROCHE and its Affiliates to CHIRON hereunder are calculated only one time, and any resolution from the ADR shall bind the parties as to such calculation method thereafter.

    7.7 ROCHE Challenge to Section 7.3(b) Termination. In the event that ROCHE, within thirty (30) days of receiving notice of termination by CHIRON for the grounds set forth in Section 7.3(b) above, provides written notice to CHIRON that ROCHE disputes whether such grounds are present, such dispute shall be submitted to ADR pursuant to Article 10 and termination of this Agreement shall be suspended during the pendancy of the ADR, provided that ROCHE suspends its action, suit or proceeding (other than in an ADR proceeding between the parties as permitted by Section 7.3 (b) and Article 10) [**], and continues to perform all of its material obligations hereunder.

    7.8 Audit Results Not Grounds for Termination. CHIRON's request for an audit under Section 4.6 shall not be treated as a notice of breach under Section 7.3(a). In the event such audit determines there has been an underpayment by ROCHE, such underpayment shall not constitute grounds for termination by CHIRON under Section 7.3(a) unless: (a) ROCHE has failed to rectify such underpayment in accordance with Section 4.6; (b) ROCHE has failed to rectify such underpayment after notification and opportunity to cure under Section 7.3(a); and (c) any ADR requested by ROCHE, pursuant to Section 7.6, and directed to any dispute concerning such underpayment, results in a determination favorable to CHIRON and ROCHE has failed to rectify such underpayment. Notwithstanding the foregoing, ROCHE shall continue to make the disputed payments to CHIRON, on the condition that CHIRON shall repay ROCHE the amounts of such disputed payments with respect to which ROCHE prevails in the ADR, plus interest at the rate described in Section 4.9.

    7.9 Survival. The following provisions of this Agreement shall survive termination or expiration of this Agreement, in accordance with their respective terms: Article 1; Sections 4.6, 4.7, 4.8, 4.9, 6.7, 7.4, 7.5 and 7.9; Articles 8, 9, and 10; Sections 11.9 through 11.14; and Section 14.1.

ARTICLE 8
CONFIDENTIALITY

    8.1 Obligation. From time to time during the Term, CHIRON and ROCHE may provide to each other information concerning patents, patent applications, license agreements and other confidential or proprietary information related to this Agreement (the "Information"). Notwithstanding anything in this Agreement to the contrary, following execution of this Agreement, Earned Royalty Amounts payable under this Agreement shall be deemed "Information" as to which both CHIRON and ROCHE shall be deemed to be the party receiving the Information (the "Receiving Party"). Each Receiving Party shall during the Term and for a period of three (3) years after termination hereof: (a) maintain the Information in confidence; (b) not disclose the Information to any third party, other than employees, agents or consultants of the Receiving Party, its Affiliates or permitted sublicensees who have a need to know the Information and who are bound by confidentiality obligations to the Receiving Party no less restrictive than those contained herein; and (c) not use the Information for any purpose not directly related to performance hereunder or otherwise authorized under this Agreement.

    8.2 Exclusions. The obligations of this Article 8 shall not apply to any Information which: (a) is or which becomes generally known to the public by publication or by means other than a breach of a duty by the Receiving Party; (b) is otherwise known by the Receiving Party at the time of disclosure by the other party; (c) otherwise becomes available to the Receiving Party from a third party not in breach of confidentiality obligations to the other party; or (d) is developed by or for the Receiving Party independent of any disclosure from the other party. The Receiving Party also shall be permitted to make disclosures of Information which are reasonably necessary in connection with a possible grant of a permitted sublicense by the Receiving Party or in due diligence related to a possible acquisition, merger, consolidation, substantial asset transfer or similar transaction of the Receiving Party, provided that the recipient is bound to the Receiving Party by confidentiality obligations with respect to the Information no less restrictive than those contained herein. Nothing herein shall prevent the Receiving Party from making such disclosures of Information as are reasonably required by law, regulation (including 37 C.F.R. § 1.56), or order of any court or governmental agency; provided that the Receiving Party has provided reasonable advance notice to allow the disclosing party the opportunity to seek a protective order or otherwise contest, prevent or limit such disclosure.

    8.3 Return of Information. Upon termination of this Agreement for any reason, the Receiving Party shall return, or at the option of the disclosing party, certify destruction of, all Information and copies thereof; provided that the Receiving Party may retain one copy thereof in its law department files solely for evidentiary and regulatory purposes.

    8.4 Disclosure of Agreements and Terms. Each of the parties may issue a press release disclosing the existence of this Agreement. Subject to mutual agreement as to form and substance, the parties may make selected disclosure of the material financial terms in such press releases. Each party may disclose any of the terms of this Agreement to any Affiliate; provided that the recipient of such disclosure is obligated to confidentiality terms no less restrictive than those contained in this Article 8. Each party may disclose any information contained in or regarding this Agreement to the extent required in its respective reasonable judgment by applicable law, regulation or order of any court or governmental agency. Further, each party may determine in its respective discretion to file this Agreement under the Securities and Exchange Act of 1934 or otherwise with any United States or foreign governmental agency, even if that filing may result in this Agreement becoming available to the public generally. The filing party shall seek confidential treatment for at least the essential financial terms hereof in connection with any such filing, subject to applicable law and regulation, and shall notify the other party in advance of any such filing and consider such suggestions as the other party may make as to the terms herein as to which the filing party should seek confidential treatment.

ARTICLE 9
INDEMNITY

    9.1 ROCHE Indemnity. ROCHE shall indemnify, defend and hold harmless CHIRON and its Affiliates and their officers, directors, shareholders, employees, representatives and agents, against any claim, demand, loss, damage or injury, including reasonable attorneys' fees, asserted by a third party, arising from, relating to, or otherwise in respect of, (a) the manufacture, use or sale of CHIRON

Licensed Products, or (b) any breach by ROCHE or its Affiliates of any representation, warranty or covenant under this Agreement; provided, however, that such indemnity shall not extend to damages arising directly from any breach or willful or negligent act of CHIRON or its Affiliates.

    9.2 CHIRON Indemnity. CHIRON shall indemnify, defend and hold harmless ROCHE and its Affiliates and their officers, directors, shareholders, employees, representatives and agents, against any claim, demand, loss, damage or injury, including reasonable attorneys' fees, asserted by a third party, arising from, relating to, or otherwise in respect of, (a) the manufacture, use or sale of ROCHE Optioned Products, or (b) any breach by CHIRON or its Affiliates of any representation, warranty or covenant under this Agreement; provided, however, that such indemnity shall not extend to damages arising directly from any breach or willful or negligent act of ROCHE or its Affiliates.

    9.3 Indemnification Procedures. In the event either party claims indemnification pursuant to this Article 9, the indemnified party shall promptly notify the indemnifying party in writing upon becoming aware of any claim to which such indemnification may apply. Delay in providing such notice shall constitute a waiver of the indemnifying party's indemnity obligations hereunder only if the indemnifying party's ability to defend such claim is materially impaired thereby. The indemnifying party shall have the right to assume and solely control the defense of the claim at its own expense. If the right to assume and solely control the defense is exercised, the indemnified party shall have the right to participate in, but not to control, such defense at its own expense, and the indemnifying party's indemnity obligations shall be deemed not to include attorneys' fees and litigation expenses incurred by the indemnified party after the assumption of the defense by the indemnifying party. If the indemnifying party does not assume the defense of the claim, the indemnified party may defend the claim at the indemnifying party's expense. The indemnified party shall not settle or compromise the claim without the prior written consent of the indemnifying party, and the indemnifying party shall not settle or compromise the claim in any manner which would have an adverse effect on the indemnified party without the consent of the indemnified party, which consent, in each case, shall not be unreasonably withheld. The indemnified party shall reasonably cooperate with the indemnifying party and shall make available to the indemnifying party all pertinent information under the control of the indemnified party, all at the expense of the indemnifying party.

    9.4 Sunset. The provisions of Sections 9.1 and 9.2 shall continue in effect on a claim-by-claim basis, after the termination of this Agreement, only until the expiration of the last to expire statute of limitations applicable to such claim.

    9.5 Limitation of Liability. Neither party shall be liable to the other for any consequential, special, indirect or exemplary damages or for the loss of profits arising from the performance or nonperformance of this Agreement or any acts or omissions associated herewith.

ARTICLE 10
ALTERNATIVE DISPUTE RESOLUTION

    The parties recognize that bona-fide disputes may from time to time arise which relate to any aspect of this Agreement, including, without limitation, any of the parties' rights and/or obligations hereunder, and including, without limitation, disputes relating to the interpretation, form, validity, performance and/or termination of this Agreement or relating to infringement, scope, claims construction, or (without limiting the effect of Section 7.3(b)) validity or enforceability of the CHIRON Licensed Patents. In the event of the occurrence of any dispute, a party may, by notice to the other party, have such dispute referred to their respective employees designated below or their successors, for attempted resolution by good faith negotiations within ninety (90) days after such notice is received. Said designated officers are as follows:

    For ROCHE:
     President
    Roche Molecular Systems, Inc.

    For CHIRON:
     President
    Blood Testing

    In the event the designated officers, after such good faith negotiations, are not able to resolve such dispute within such ninety (90) day period, or any agreed extension thereof, a party may invoke the provisions for binding ADR as set forth in Paragraph 9 of the Settlement Agreement. Neither party shall seek recourse against the other hereunder in any court or other forum, except as permitted by Paragraph 9 of the Settlement Agreement or as may be necessary to enforce a determination made in ADR pursuant to this Article 10 and Paragraph 9 of the Settlement Agreement.

ARTICLE 11
MISCELLANEOUS

    11.1 Assignment.

      (a) ROCHE and its Affiliates may not assign or transfer any rights under this Agreement without the prior written consent of CHIRON, except to a ROCHE Affiliate, and then only for so long as the assignee remains a ROCHE Affiliate, or as part of the sale or transfer of all or substantially all of ROCHE's and all of its Affiliates' assets and businesses to which this Agreement relates. In the case of a permitted assignment or transfer, the performance of the assignee shall be guaranteed by ROCHE.

      (b) CHIRON and its Affiliates may not assign or transfer any rights under this Agreement without the prior written consent of ROCHE, except to a CHIRON Affiliate, and then only for so long as the assignee remains a CHIRON Affiliate, or as part of the sale or transfer of all or substantially all of CHIRON's and all of its Affiliates' assets and businesses to which this Agreement relates. In the case of a permitted assignment or transfer, the performance of the assignee shall be guaranteed by CHIRON.

    11.2 Force Majeure. A party hereto shall not be liable for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in any such party's performance hereunder, to the extent that such default or delay is caused by events beyond such party's reasonable control including, but not limited to: acts of God; regulation, law or action of any government or agency thereof; war or insurrection; civil commotion; labor disturbances; epidemic; or failure of suppliers, public utilities or common carriers. Each party shall give prompt notice to the other party of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible.

    11.3 Severability. In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement or over the parties hereto to be invalid, illegal or unenforceable, such provision or provisions shall be reformed to approximate as nearly as possible the intent of the parties, in such jurisdiction; elsewhere, this Agreement shall not be affected.

    11.4 Entire Agreement; Termination of Interim Agreement. This Agreement together with the Exhibits, Attachments and Schedules constitutes the entire agreement among the parties relating to the subject matter of this Agreement. Upon execution and delivery of this Agreement, the parties acknowledge and agree that the Interim Agreement shall be terminated and of no further force or effect, except as to those provisions of the Interim Agreement that expressly survive any termination or expiration or as specifically referenced in this Agreement. There are no other understandings, representations or warranties of any kind.

    11.5 Amendment. This Agreement shall not be altered, extended or modified except by written agreement of the parties.

    11.6 Waiver. Failure by a party hereunder to enforce any right under this Agreement shall not be construed as a waiver of such right or any other rights under this Agreement; nor shall a waiver by a party hereunder in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

    11.7 Costs. Each of the parties hereto shall be responsible for its respective legal and other costs incurred in relation to the preparation of this Agreement.

    11.8 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument. Facsimile copies of signatures for a party shall be deemed to be originals for purposes of execution of the Agreement.

    11.9 Notices.

      (a) Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or sent by first class mail, or express or air mail or other postal service, or by certified mail, return receipt requested.

      (b) Any notice required by this Agreement shall be forwarded to the respective addresses and marked for the attention of the persons set forth below unless such addresses subsequently change by written notice to the other party:

ROCHE:	F. Hoffmann-La Roche Ltd. Grenzacherstrasse 124 Basel Bale 4002 Switzerland Attn: Head of Diagnostics Division
Copy to:	General Counsel Roche Molecular Systems, Inc. 1145 Atlantic Avenue Alameda, CA 94501
CHIRON:	Chiron Corporation 4560 Horton Street Emeryville, California 94608 Attn.: President, Blood Testing
Copy to:	General Counsel Chiron Corporation 4560 Horton Street Emeryville, CA 94608

      (c) Any such notice or other document shall be deemed to have been effective when received by the addressee. To prove the giving of a notice or other document it shall be sufficient to show that it was received.

    11.10 Governing Law. All matters affecting the interpretation, form, validity, performance and termination of this Agreement shall be decided and interpreted under the laws of the State of New

York, excluding any choice of law rules which may direct application of the laws of any other jurisdiction.

    11.11 Relationship of the Parties. The relationship of the parties under this Agreement is that of independent contractors. Nothing contained in this Agreement is intended or is to be construed so as to constitute the parties as partners, joint venturers or agents of the other. Neither party or its Affiliates has any express or implied right or authority under this Agreement to assume or create any obligations or make any representations or warranties on behalf of or in the name of the other party or its Affiliates.

    11.12 Headings. The headings of the Articles and Sections in this Agreement have been inserted for convenience only and do not constitute part of this Agreement.

    11.13 No Trademark Rights. No right, express or implied, is granted by this Agreement to either party to use in any manner the name, trade name or trademark of the other party in connection with the performance of this Agreement.

    11.14 No Implied Licenses. No license, express or implied, is granted by this Agreement to either party, other than the licenses or options granted under Sections 2.1, 2.3, 2.4 and 2.5.

ARTICLE 12
FIELD RESTRICTIONS AND OTHER COVENANTS

    12.1 ROCHE Covenant Regarding In Vitro Diagnostics

      (a) ROCHE and its Affiliates shall not label or promote any CHIRON Licensed Product labeled or promoted for use in the Field in any respect for use in In Vitro Diagnostics; and ROCHE shall use commercially reasonable efforts to prevent its Authorized Distributors from labeling or promoting any CHIRON Licensed Products labeled or promoted for use in the Field in any respect for use in In Vitro Diagnostics. Similarly, ROCHE and its Affiliates shall not label or promote any Product licensed under the HCV Diagnostics Agreement and labeled or promoted for use in In Vitro Diagnostics in any respect for use in the Field; and ROCHE shall use commercially reasonable efforts to prevent its Authorized Distributors from labeling or promoting any Products licensed under the HCV Diagnostics Agreement and labeled or promoted for use in In Vitro Diagnostics in any respect for use in the Field.

      (b) Further, ROCHE and its Affiliates and Authorized Distributors shall include on or with each CHIRON Licensed Product labeled or promoted for use in the Field a statement to the effect that the CHIRON Licensed Product is not intended for use in In Vitro Diagnostics, using language to be determined by ROCHE and approved in advance in writing by CHIRON, which approval shall not be unreasonably withheld. The location of such notice shall be the product insert of such CHIRON Licensed Products or such other reasonably prominent location to be determined by ROCHE.

      (c) In the event that ROCHE or CHIRON becomes aware of any material use in In Vitro Diagnostics of CHIRON Licensed Products labeled or promoted for use in the Field, such party will promptly notify the other in writing of the relevant facts and, if so requested by CHIRON, ROCHE will (i) meet and confer with CHIRON in good faith to determine what steps either or both should take to abate such infringing use and (ii) notify in writing any of its customers that engages in such infringing use that use of the relevant CHIRON Licensed Product in In Vitro Diagnostics may infringe one or more of the CHIRON Licensed Patents. Similarly, in the event that ROCHE or CHIRON becomes aware of any material use in the Field of Products licensed under the HCV Diagnostics Agreement and labeled or promoted for use in In Vitro Diagnostics, such party will promptly notify the other in writing of the relevant facts and, if so requested by CHIRON, ROCHE will (i) meet and confer with CHIRON in good faith to determine what steps either or both should take to abate such infringing use and (ii) notify in writing any of its customers that engages in such infringing use that use of the relevant Product in the Field may infringe one or more of the CHIRON Licensed Patents.

      (d) Enforcement of the provisions set forth in this Section 12.1 shall be suspended until [**]; provided however, that following such period of suspension, subject to compliance with all applicable laws and regulations, ROCHE shall not offer for sale or sell to End Users other than Existing End Users for use in Blood Screening Products configured for use primarily in In Vitro Diagnostics, and provided further, that effective [**], ROCHE shall not offer for sale or sell to any End User for use in Blood Screening Products configured for use primarily in In Vitro Diagnostics. Nothing in this Section 12.1(d) shall prohibit ROCHE from offering for sale or selling to End Users Products configured for use primarily in In Vitro Diagnostics to satisfy the bona fide requirements of such End Users for use in In Vitro Diagnostics and any Blood Screening use by such End Users of any such Products configured for use primarily in In Vitro Diagnostics shall not be deemed a breach of this Section 12.1(d).

    12.2 Patent Marking. ROCHE and its Affiliates shall include a patent notice on each CHIRON Licensed Product to identify the CHIRON Licensed Patents which such CHIRON Licensed Product, but for the licenses granted herein, would infringe one or more Valid Claims (or for which royalties are being paid); provided, however, identification of CHIRON Licensed Patents on a CHIRON Licensed Product shall in no way be deemed to be an admission by ROCHE or its Affiliates, or raise a presumption, that such CHIRON Licensed Product is in fact covered by such CHIRON Licensed Patent.

ARTICLE 13
INFRINGEMENT BY THIRD PARTIES

    13.1 Notice of Infringement. Each party shall notify the other if it becomes aware of Infringing Third Party Sales. CHIRON shall have the exclusive right to take action against any infringement of any of the CHIRON Licensed Patents, in its sole discretion, subject to this Article 13.

    13.2 Infringement Litigation.

      (a) In the event that "substantial" Infringing Third Party Sales are occurring in a country in which ROCHE or its Affiliates or an Authorized Distributor is selling a CHIRON Licensed Product (in each such country, the "Impacted Product"), and ROCHE has notified CHIRON pursuant to Section 13.1 of the existence of such infringement in [**] (an "Infringement Notice"), then the provisions of this Section 13.2 shall apply. For purposes of this Section 13.2, "Major Country" shall mean [**].

      (b) For purposes of this Section 13.2, an Infringing Third Party Sale shall be considered substantial in a country if the infringing third party achieves market share, in the case of Blood Screening of at [**], and in the case of Plasma Fractionation of at [**] of the Aggregated Products in such country [**]. For purposes of this Section 13.2, "Aggregated Products" means the number of Units of CHIRON Licensed Products of the applicable Field Category plus the number of Competitive Products sold (or used, in the case of Plasma Fractionation) in a country, and "Competitive Products" means the number of Units of Products which are sold (or used, in the case of Plasma Fractionation) of the applicable Field Category and which compete with a CHIRON Licensed Product sold or used by ROCHE or its Affiliates in a country.

      (c) If the Infringement Notice identifies an Impacted Product in a Major Country and CHIRON fails to institute legal action in a Major Country or other country acceptable to ROCHE [**] following receipt by CHIRON of the Infringement Notice and infringement is not otherwise abated, then ROCHE shall be relieved of the obligation to pay the portion of Earned Royalties set forth in Section 13.2(d) with respect to the Impacted Product until such time as CHIRON institutes such legal action as described in this Section 13.2(c); provided, however, that CHIRON need not initiate or continue any such legal action, if, after reasonably diligent effort (including reasonably diligent effort by ROCHE if requested by CHIRON), CHIRON is unable to acquire admissible evidence sufficient to establish a prima facia case of infringement under the law of the applicable country; and provided further, that CHIRON shall not be obligated to institute or maintain more than one such action [**] of this Agreement nor more than three such actions at any time with regard to Impacted Products in Plasma Fractionation.

      (d) If CHIRON has not instituted such legal action at the end of such [**], to the extent required under Section 13.2(c), and such infringement is not otherwise abated, the Earned Royalty with respect to an Impacted Product in Blood Screening shall be reduced by [**] from the amount otherwise payable under Paragraph 1 of Exhibit A (excluding the effect of any reduction in Earned Royalty Amounts triggered by operation of Paragraph 2 of Exhibit A) and with respect to an Impacted Product in Plasma Fractionation shall be reduced by [**]. If, at the end of [**] thereafter, CHIRON has not instituted such legal action, to the extent so required, and infringement is not otherwise abated, Earned Royalties on such Impacted Product shall be reduced by an [**] of the original Earned Royalties, such that if legal action required under Section 13.2(c) has not commenced and the infringement is not otherwise abated by, in the case of an Impacted Product in Blood Screening the end of the [**] following receipt by CHIRON of the Infringement Notice and in the case of an Impacted Product in Plasma Fractionation the end of the [**] following receipt by CHIRON of the Infringement Notice, [**] shall be payable hereunder with respect to the Impacted Product.

      (e) The obligations to pay Earned Royalties shall be reinstated on a prospective basis at such time as ROCHE receives written notice of the institution of legal action in accordance with Section 13.2(c) or the infringement is otherwise abated, all subject to Section 13.2(f).

      (f)  If legal action required under Section 13.2(c) has not been instituted and the infringement is not otherwise abated in the case of an Impacted Product in Blood Screening for more than [**] following receipt by CHIRON of the Infringement Notice and in the case of an Impacted Product in Plasma Fractionation for more than [**] following receipt by CHIRON of the Infringement Notice, and if, as a result of the infringement, sales of the Impacted Product [**] by ROCHE, its Affiliates or an Authorized Distributor have declined by [**] or more during the preceding [**], then upon reinstatement of Earned Royalties pursuant to Section 13.2(e), the parties shall meet and confer regarding possible adjustments to the Earned Royalties for the Impacted Product in view of such degradation of the market. The parties will discuss possible rate reductions, as well as a plan for reinstating the original economic expectations of the parties. It is expected that any agreement for reduction of Earned Royalties will be phased out over time, so as to return to the Earned Royalties set forth in Exhibit A. If the parties fail to reach agreement on any such adjustment, the matter shall be submitted for resolution by ADR, except that in the event of ADR, each party shall submit to the neutral a proposal with respect to adjustments pursuant to this Section 13.2(f). The neutral shall be empowered to choose one proposal or the other, but shall not be empowered to order any such adjustment other than as proposed by one of the parties.

    13.3.Cooperation. ROCHE and its Affiliates shall cooperate with CHIRON in connection with any legal action referred to in this Article 13.

ARTICLE 14
EUROPEAN COMMUNITY PROVISIONS

    14.1 Termination in European Community. Notwithstanding the provisions of Article 7, this Agreement, with respect to the European Community, shall terminate in each member country seventeen (17) years from the Effective Date or on the expiration of the last to expire of the patents within the CHIRON Licensed Patents in such member country based upon a patent existing or a patent application pending as of the Effective Date, whichever is later; provided, however, that prior to the termination of this Agreement in the first member country in which it would otherwise terminate pursuant to the foregoing, ROCHE may, in its discretion, elect by written notice to CHIRON to extend this Agreement as to all such member countries for an additional term which shall expire on a country-by-country basis on the expiration date of the last to expire patent within the CHIRON Licensed Patents existing in such member country as of the date of such extension.

    14.2 Competition Notification. If either party (the "Notifying Party") elects to file a notification with respect to this Agreement (a "Notification") with the Competition Directorate of Commission of European Community (the "Commission") in accordance with regulations established by the Commission, the Notifying Party shall provide a non-confidential version of the final draft to the other party for comment at least thirty (30) days before making the filing and shall consider in good faith the modification thereto, if any, that the other party may propose. The other party shall execute all documents reasonably required by the Notifying Party and shall otherwise reasonably cooperate in connection with the Notification. The Notifying Party shall bear all costs incurred by it relating to the Notification.

    14.3 Reformation. If, at any time during the Term, either party receives a request or other communication from the Commission with respect to the Notification (a "Request"), such party shall promptly inform the other of the nature of the Request. In the event that the Commission indicates in a Statement of Objection(s) that this Agreement will violate the provisions of Article 81 or 82 of the Treaty of Rome, then the parties shall amend this Agreement by making those minimal modifications necessary to satisfy the concerns of the Commission as set forth in the Statement of Objection(s). Notwithstanding the foregoing, the parties agree that ROCHE shall retain substantially the same license rights at substantially the same royalties as specified under this Agreement.

IN WITNESS WHEREOF this Agreement has been executed by duly authorized officers of CHIRON and ROCHE as of the Effective Date.

CHIRON CORPORATION
By:	/s/ SEÁN P. LANCE Seán P. Lance
Title:	Chairman and Chief Executive Officer
Date:	May 22, 2001
F. HOFFMANN-LA ROCHE LTD
By:	/s/ HEINO VON PRONDYZNSKI Heino von Prondyznski
Title:	Head of Roche Diagnositics
Date:	21/05/01
By:

Title:
Date:

ROCHE MOLECULAR SYSTEMS, INC.
By:	/s/ HEINER DREISMANN Heiner Dreismann
Title:	President, RMS
Date:	05/09/01

REDACTED

Exhibit A

Compensation to Chiron Corporation

    1.  Earned Royalty. Subject to the adjustments referenced in this Exhibit A, royalties paid to CHIRON under this Agreement in any Calendar Quarter (the "Earned Royalty") shall be calculated as follows:

    The Earned Royalty for each Calendar Quarter shall be the [**]:

Earned Royalty Amounts

Field Category:	Region I	Region II	Region III	Region IV1
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]

    1  See Paragraph 5 below.

      (a) Notwithstanding the above:

         (i) For Blood Screening:

          (1) In Region I, for Existing End Users only, the Earned Royalty Amount shall be [**] used by such Existing End Users in Region I [**], and as to Units used by End Users other than Existing End Users, the Earned Royalty Amount shall be as set forth above;

          (2) In Region II,

            (A) As to the [**], the Earned Royalty Amount shall be [**]; provided, however, that [**].

            (B) As to [**], the Earned Royalty Amount shall be [**]; provided, however, that [**].

          (3) In Region III, the Earned Royalty Amount shall be [**]; and

          (4) In Region IV, for Existing End Users, the Earned Royalty Amount shall be [**]; as to all other End Users in Region IV, the Earned Royalty Amount shall be as set forth above, as modified by Paragraph 5; and

        (ii) [**], as such terms are defined in the Interim Agreement, referenced in that certain letter agreement dated October 10, 2000 by and between CHIRON and F. Hoffmann-La Roche Ltd. (the "Plasma Letter") [**].

      (b) Notwithstanding the above, [**].

      (c) [**], the parties shall meet and reasonably consider adjustment to the Earned Royalty Amount with respect to each CHIRON Licensed Product [**]. Any such adjustment should reflect both [**]. Accordingly, an increase in Earned Royalty Amounts may be justified by an increase [**]. Generally, the parties intend that Earned Royalty Amounts should be not less than [**]. No adjustment shall be made to any Earned Royalty Amount unless mutually agreed; [**].

      (d) Earned Royalties shall be payable quarterly, commencing with the Calendar Quarter ending [**], within seventy-five (75) days following the end of each Calendar Quarter. Such payment shall be made in accordance with the payment and reporting obligations set forth in Article 4 and is fully earned when paid and is non-refundable.

      (e) [**], the parties shall meet and reasonably consider adjustment to the allocation of jurisdictions among the Regions set forth on Exhibit G, including the determination of which jurisdictions within Region IV will be governed by Paragraph 5. Generally, the parties intend that [**]. No adjustment shall be made to the allocation of jurisdictions among the Regions unless mutually agreed.

    2.  Home Brew Adjustment. With respect to sales of CHIRON Licensed Products in [**] for use in Blood Screening, [**] as set forth in this Paragraph 2, [**], if in the [**]:

[**] [**]	Reduced Earned Royalty Amount
(in units)
greater than [**]	[**]
greater than [**]	[**]

If the parties are unable otherwise to agree within thirty (30) days of a request by either party, [**]. In the event that Home Brew Screening achieve a market share in [**] Blood Screening [**], the parties shall meet and confer, at ROCHE's request, to consider reasonably and in good faith the actions that CHIRON might take to abate such Home Brew Screening. [**]. As used herein, "Home Brew Screening" shall mean the use in Blood Screening of probe screening methods Directed to HCV not licensed by CHIRON and not utilizing any assay, kit, reagent or other component Directed to HCV made by or for ROCHE. ROCHE may have the benefit of the adjustment to Earned Royalty Amounts provided by this Paragraph 2 or the adjustment or the adjustment to Earned Royalty Amounts provided under Section 13.2, at its election, but not both.

    3.  Pre-Licensing Royalties. Notwithstanding anything to the contrary in the Agreement or this Exhibit A, Earned Royalties shall be paid on Units in the United States under investigational new drug (IND) status and, similarly, on Units in any other jurisdiction for investigational or other pre-licensure use.

    4.  Most Favored Licensee. CHIRON shall promptly notify ROCHE if it grants to a third party a license under CHIRON Licensed Patents to practice in Blood Screening or Plasma Fractionation under terms that impose [**] of the applicable Earned Royalty Amounts. With such notification, CHIRON shall provide ROCHE with a summary of [**]. At ROCHE's election, to be made in writing [**] hereunder shall be adjusted [**]. Any such adjustment will be subject to the same terms as are applicable to such minimum amounts payable by such third party, including, without limitation, [**]. This Paragraph 4 only applies to licenses that enable a third party to sell or use Products Directed to HCV for Blood Screening; provided, however, it does not apply to licenses of Products Directed to HCV for Blood Screening that do not compete with Products then being sold by ROCHE. It also does not apply to a license that amends, replaces or supplements CHIRON's arrangement [**].

    5.  Credits to Assist Developing Countries. CHIRON and ROCHE recognize the importance of improving the safety of the blood supply throughout the world. Accordingly, CHIRON agrees that ROCHE may take a credit of [**]:

Jurisdiction		Donation Threshold[2]
[**]		[**]
[**]		[**]
[**]		[**]
[**]		[**]
[**]		[**]
[**]		[**]
[**]		[**]
[**]	[3]	[**]
[**]	[3]	[**]
[**]		[**]
[**]		[**]
[**]		[**]
[**]		[**]
[**]		[**]

    2  Agreed by the parties to be equal to [**] of the annual donations tested in each jurisdiction, as reported by the World Health Organization.

    3  If [**] is deemed to be within Region IV, pursuant to Footnote 1 of Exhibit G

Notwithstanding anything set forth in this Exhibit A, the Earned Royalty Amount for Blood Screening in all jurisdictions within Region IV other than those set forth in this Paragraph 5 shall be [**].

    6.  Single Royalty Per CHIRON Licensed Product. Only one payment of Earned Royalty shall be due with respect to any Net Sales or only one payment of Earned Royalty Amount shall be due with respect to any Unit of CHIRON Licensed Product Shipped, irrespective of the number of patents or Valid Claims in the CHIRON Licensed Patents covering such CHIRON Licensed Product.

    7.  Dispute Resolution. Except as set forth in Paragraph 2 of this Exhibit A, any dispute between CHIRON and ROCHE regarding whether any adjustment to or credits against Earned Royalties under this Exhibit A is appropriate, and which the parties fail to resolve themselves may only be resolved by resort to the ADR provisions of Article 10. Until such dispute is resolved, ROCHE shall pay CHIRON the Earned Royalty provided for herein without benefit of the applicable disputed adjustment on the condition that CHIRON shall repay ROCHE the amounts of such disputed payments if ROCHE prevails in the ADR, plus interest at the rate described in Section 4.9.

REDACTED

Exhibit B — HCV

Chiron HCV Patents

[**]

[**]
[**]
[**]
[**]
[**]
[**]

[**]
[**]
[**]

[**]
[**]

[**]
[**]

[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]

REDACTED

    Exhibit B — HCV

[**]

[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]

[**]
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[**]
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[**]
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[**]
[**]
[**]

[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]

REDACTED

    Exhibit B — HCV

[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]

[**]

[**]

[**]

[**]
[**]
[**]

[**]
[**]
[**]
[**]

REDACTED

Exhibit C — HCV

[**]

[**]
[**]
[**]

[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
[**]
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[**]
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[**]
[**]
[**]

REDACTED

EXHIBIT D

Product Codes, BS kits:

Description	SAP/Part No.
[**]
[**]	[**]
[**]	[**]
[**]	[**]

Exhibit E

Form of Report

[To Be Agreed To By The Parties.]

REDACTED

Exhibit F

Existing Licenses or Rights granted in the Field under the Licensed Patents as of the Effective Date

    1.  Agreement between Gen-Probe Incorporated and Chiron Corporation dated as of June 11, 1998 (the "Gen-Probe Agreement").

    [**]

    [**]

    [**]

    [**]

1

REDACTED

Exhibit G

Regions

Region I

[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]	[1]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]

Region II

[**]
[**]

Region III

[**]

Region IV

[**]

    1  If [**], as the case may be, fails to implement a program for use of Products Directed to HCV for Blood Screening prior to [**], the parties shall meet and confer to determine whether [**] shall be deemed to be within Region IV, subject to Paragraph 5 of Exhibit A. If such failure continues beyond [**], then [**], as the case may be, shall thereafter be deemed to be within Region IV, subject to Paragraph 5 of Exhibit A

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

QuickLinks

BLOOD SCREENING HCV PROBE LICENSE AGREEMENT TABLE OF CONTENTS
BLOOD SCREENING HCV PROBE LICENSE AGREEMENT
BACKGROUND
ARTICLE 1 DEFINITIONS
ARTICLE 2 LICENSE AND OPTION GRANTS
ARTICLE 3 PAYMENTS, ROYALTIES
ARTICLE 4 RECORDS AND REPORTS
ARTICLE 5 OTHER ACTIONS
ARTICLE 6 REPRESENTATIONS AND WARRANTIES
ARTICLE 7 TERM AND TERMINATION
ARTICLE 8 CONFIDENTIALITY
ARTICLE 9 INDEMNITY
ARTICLE 10 ALTERNATIVE DISPUTE RESOLUTION
ARTICLE 11 MISCELLANEOUS
ARTICLE 12 FIELD RESTRICTIONS AND OTHER COVENANTS
ARTICLE 13 INFRINGEMENT BY THIRD PARTIES
ARTICLE 14 EUROPEAN COMMUNITY PROVISIONS
Exhibit A Compensation to Chiron Corporation
Earned Royalty Amounts
Exhibit B — HCV Page 1 of 3 Chiron HCV Patents [**]
Exhibit C — HCV Page 1 of 1 [**]
EXHIBIT D
Exhibit E Form of Report [To Be Agreed To By The Parties.]
Exhibit F Existing Licenses or Rights granted in the Field under the Licensed Patents as of the Effective Date
Exhibit G Regions